UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment and Exchange Agreement

As discussed below, on December 18, 2018, Helios and Matheson Analytics Inc. (the “Company,” “we,” “our” and “us”) entered into a December 2018 Amendment and Exchange Agreement (the “Exchange Agreement”) with each of the holders of its remaining outstanding Convertible Notes (as defined below). Pursuant to the terms of the Exchange Agreements, the Company has eliminated all of its remaining outstanding Convertible Notes having an aggregate principal amount of $44.5 million and the related Investor Notes (as defined below) and has issued New Non-Convertible Notes (as defined below) due May 29, 2020 having an aggregate principal amount of approximately $11.3 million (subject to 50% reduction for a total of approximately $5.7 million if repaid within nine months). Following consummation of the transactions contemplated by the Exchange Agreements, the Company no longer has any outstanding convertible notes.

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2017, pursuant to a securities purchase agreement (the “November Securities Purchase Agreement”) entered into by the Company and certain institutional investors party to the November Securities Purchase Agreement (collectively, the “November Buyers”), the Company agreed to sell and issue to the November Buyers senior secured convertible notes in the aggregate principal amount of $100,000,000 (collectively, the “November Convertible Notes”), for total consideration consisting of an aggregate cash payment to the Company of $5,000,000 and secured promissory notes payable by the November Buyers to the Company (collectively, the “November Investor Notes”) in an aggregate principal amount of $95,000,000.

As previously disclosed in the Form 8-K filed with the SEC on January 11, 2018, pursuant to a securities purchase agreement (the “January Securities Purchase Agreement”) entered into by the Company and an institutional investor party to the January Securities Purchase Agreement (the “Buyer”), the Company agreed to sell and issue to the Buyer senior secured convertible notes in the aggregate principal amount of $60,000,000 (collectively, the “January Convertible Notes,” and together with the November Convertible Notes, the “Convertible Notes” ), for total consideration consisting of an aggregate cash payment to the Company of $25,000,000 and a secured promissory note payable by the Buyer to the Company (the “January Investor Note,” and together with the November Investor Notes, the “Investor Notes”) in an aggregate principal amount of $35,000,000.

On December 18, 2018, the Company entered into an Exchange Agreement with each of the holders of the November Convertible Notes in the aggregate outstanding principal amount of approximately $18.8 million and the January Convertible Note in the aggregate outstanding principal amount of approximately $25.7 million (the “Holders”) for the purpose of (i) netting the November Investor Notes and the January Investor Notes issued by the Holders to the Company having an aggregate outstanding principal amount of approximately $18.8 million and approximately $25.7 million, respectively, against the Holders’ November Convertible Notes and January Convertible Notes, and (ii) following such netting transaction, exchanging the remaining outstanding amount payable to the Holders under the Convertible Notes for new non-convertible Series B Senior Notes issued by the Company to the Holders (collectively, the “New Non-Convertible Notes”) in an aggregate principal amount of approximately $11.3 million (subject to 50% reduction for a total of approximately $5.7 million if repaid within nine months). As a result, the Convertible Notes and the Investor Notes were each cancelled and became null and void.

Following the consummation of the transactions contemplated by the Exchange Agreement, all of the Convertible Notes have been cancelled.

New Non-Convertible Notes

On December 18, 2018, the Company issued the New Non-Convertible Notes in an aggregate principal amount of $11,345,950.32 (subject to 50% reduction for a total of approximately $5.7 million if repaid within nine months). The New Non-Convertible Notes bear interest at a rate of 3% per annum, capitalized quarterly. The New Non-Convertible Notes are unsecured and not convertible into equity securities of the Company. Unless earlier redeemed, the New Non-Convertible Notes will mature on May 29, 2020.

As long as no Event of Default (as defined in the New Non-Convertible Notes) has occurred, the Company has the right to redeem each New Non-Convertible Note at any time on or prior to the nine-month anniversary of the issuance of such New Non-Convertible Note for 50% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any. After the nine-month anniversary of the issuance of a New Non-Convertible Note, the Company has the right to redeem such New Non-Convertible Note at any time for 100% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any. If the Company does not redeem a New Non-Convertible Note within such nine-month period, such New Non-Convertible Note will amortize monthly in cash for, from June 28, 2019, four monthly payments of $472,748 per month (plus accrued and unpaid interest, including any capitalized interest) and, commencing on October 30, 2019, eight monthly payments of $1,181,870 (plus accrued and unpaid interest, including any capitalized interest). Upon an Event of Default, the Company must redeem the New Non-Convertible Notes in cash at a price equal to, if the Event of Default occurs on or prior to the nine-month anniversary of the issuance of the New Non-Convertible Notes, and there is neither a Primary Covenant Event of Default nor a Bankruptcy Default (each as defined in the New Non-Convertible Notes), 50% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any, in each case, multiplied by a redemption premium. If the Event of Default occurs after the nine-month anniversary of the issuance of the New Non-Convertible Notes, or there exists either a Primary Covenant Event of Default or a Bankruptcy Default, then the Company must redeem the New Non-Convertible Notes in cash at a price equal to 100% of the principal being redeemed and 100% of the accrued and unpaid interest and late charges, if any, in each case, multiplied by a redemption premium.

If the Holder participates in a subsequent offering by the Company, then 14.5% of the cash proceeds paid (or payable) by the Holder in such applicable transaction will be used to pay down the New Non-Convertible Notes on a dollar-for-dollar basis. Each such payment amount will reduce the scheduled amortization payments on a reverse basis (i.e. last amortization reduced first).

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

ITEM 9.01	OTHER EVENTS

(d) Exhibits

Exhibit No.	Description
4.1*	Form of Series B Senior Note issued by the Company to the Holders
10.1*	Form of December 2018 Amendment and Exchange Agreement by and between the Company and the Holders, dated December 18, 2018

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: December 18, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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